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Exhibit 99.1

Regal Entertainment Group Announces Proposed Offering
of $190 Million Convertible Senior Notes

Knoxville, Tennessee—March 4, 2008—Regal Entertainment Group (NYSE: RGC), today announced that it intends to offer, subject to market and other conditions, $190 million aggregate principal amount of convertible senior notes due 2011 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). Regal expects to grant the initial purchasers an option to purchase up to an additional $20 million aggregate principal amount of notes. The interest rate, conversion rate and offering price are to be determined by negotiations between Regal and the initial purchasers of the notes.

Regal intends to use a portion of the net proceeds of the offering to pay the net cost of convertible note hedge and warrant transactions. Regal intends to use the remaining net proceeds from the offering for general corporate purposes, which Regal expects will include the repurchase of all or a portion of its outstanding 3 3/4% Convertible Senior Notes due 2008 (the "3 3/4% Notes") or the repayment of the principal amount of those notes at maturity. Regal may acquire the 3 3/4% Notes through open market purchases, privately negotiated transactions or conversions.

In connection with the offering, Regal intends to enter into a convertible note hedge transaction with an affiliate of one of the initial purchasers (the "option counterparty"). Regal also intends to sell warrants to the option counterparty. The convertible note hedge transaction is intended to reduce potential dilution with respect to Regal's Class A common stock upon conversion of the notes. However, the warrant transaction could have a dilutive effect on Regal's earnings per share to the extent that the price of its Class A common stock exceeds the strike price of the warrants. The warrant transaction will be accounted for as an adjustment to shareholders' equity.

In connection with establishing its initial hedge of these transactions, the option counterparty or affiliates thereof expect to enter into various derivative transactions with respect to Regal's Class A common stock and/or purchase Class A common stock in secondary market transactions. These activities could have the effect of increasing, or preventing a decline in, the price of the Class A common stock concurrently with or shortly after the pricing of the notes.

Regal expects that holders of its 3 3/4% Notes from whom Regal may repurchase such notes (which holders may include one or more of the initial purchasers) may have outstanding short hedge positions in Regal's Class A common stock relating to the 3 3/4% Notes. Upon repurchase, Regal expects that such holders will unwind or offset those hedge positions by purchasing Class A common stock in secondary market transactions, including purchases in the open market, and/or entering into various derivative transactions with respect to the Class A common stock at the time of the pricing of the notes offered in the private placement. These activities could have the effect of increasing, or preventing a decline in, the price of the Class A common stock concurrently with or shortly after the pricing of the notes in the private placement offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering circular. The notes and the shares of Class A common stock issuable upon conversion have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in the risk factors contained in the Company's 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008. All forward-looking statements are expressly qualified in their entirety by such factors.

# # #

Financial Contact:	Media Contacts:
Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President—Investor Relations	Senior Vice President—Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

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  Exhibit 99.1
Regal Entertainment Group Announces Proposed Offering of $190 Million Convertible Senior Notes